Exhibit 99.1

FOR IMMEDIATE RELEASE

PERRIGO COMPANY PLC REPORTS RECORD THIRD QUARTER
HIGHLIGHTED BY 10% ORGANIC NET SALES GROWTH

Third Quarter Calendar Year 2015* Highlights:

•	Delivered record third quarter net sales of $1.34 billion, comprised of $977 million from consumer-facing businesses

•	Grew net sales by 41%, highlighted by organic net sales of $95 million, an increase of 10% from the prior year on a constant currency basis

•	Adjusted net income increased 38% to a record $258 million, with adjusted diluted earnings per share of $1.76 up 26%

•	Achieved record third quarter adjusted gross margin of 49% and record third quarter adjusted operating margin of 27%

•	Reported third quarter GAAP net income of $113 million and GAAP diluted earnings per share of $0.77 with GAAP gross margin of 41% and GAAP operating margin of 14%

•	Announced $2.0 Billion Share Repurchase Plan, including $500 Million in Q4 2015 that is Incremental to 2016 EPS Forecast of $9.30 per share

•	Perrigo narrows full year 2015 adjusted EPS guidance range to $7.65 - 7.85, excluding the benefits from Share Repurchase Plan

*As previously disclosed, the Company is changing its fiscal year end from June to December 31.

Dublin, Ireland - October 22, 2015 - Perrigo Company plc (NYSE: PRGO; TASE) today announced results for the third calendar quarter ended September 26, 2015.

Perrigo’s Chairman and CEO Joseph C. Papa commented, “The team delivered record third quarter performance. Looking at the results, net sales grew 44%, highlighted by consolidated organic growth of 10%, and Consumer Healthcare ("CHC") growth of 8%, on a constant currency basis. Our world-class supply chain team demonstrated their expertise once again, helping to deliver CHC adjusted operating margin growth of 590 basis points over the prior year. The Rx segment continues its track record of impressive quarterly growth as net sales increased 34% versus last year. We continue to execute on our 'Base Plus Plus Plus' strategy, closing three acquisitions in the quarter that will build upon our global platform, as well as a licensing agreement this month that will give us new capabilities in the development of a portfolio of over-the-counter (OTC) extended release suspension products. Our durable business model and future growth prospects are self-evident as we continue to deliver value for our shareholders and provide "Quality Affordable Healthcare Products®" to our customers and patients worldwide."

Refer to Tables I, II, III and IV at the end of this press release for a reconciliation of non-GAAP adjustments to the current year and prior year periods and additional non-GAAP information. The Company’s reported results are summarized in the attached Condensed Consolidated Statements of Operations.

Perrigo Company plc**
(in millions, except per share amounts)
(see the attached Table I for reconciliation to GAAP numbers)
(YoY % Change may not calculate due to rounding)

	Calendar 2015	Calendar 2014
	Third Quarter Ended	Third Quarter Ended	YoY	Constant Currency
	9/26/2015	9/27/2014	% Change	% Change
Net Sales
Consumer Healthcare	$675.2	$640.3	5%	8%
Branded Consumer Healthcare	$302.2	—	—%	—%
Rx	$260.3	$194.5	34%	34%
Specialty Science	$84.5	$91.9	-8%	-1%
Other	$22.5	$24.8	-9%	-5%
Total Net Sales	$1,344.7	$951.5	41%	44%

Reported Net Income	$112.6	$96.3	17%
Adjusted Net Income	$258.3	$187.5	38%
Reported Diluted EPS	$0.77	$0.72	7%
Adjusted Diluted EPS	$1.76	$1.40	26%
Reported Diluted Shares	146.9	134.4	9%
Adjusted Diluted Shares	146.9	134.4	9%

**This press release contains non-GAAP measures. The reconciliation of these measures to the most comparable GAAP measures is included at the end of this press release. As a part of these non-GAAP measures, we report sales performance using the financial measure of "constant currency". We believe this provides meaningful information to assist our shareholders in understanding our financial results and true operational performance by assuming that foreign exchange rates had not changed between the prior and current period. The comparisons presented at constant currency reflect current year results translated at the prior year's exchange rates. This includes the royalty revenue related to Biogen Inc.'s sales of its Multiple Sclerosis drug Tysabri® included in the Specialty Sciences Segment.

Third Calendar Quarter Results

Net sales in the quarter were $1.34 billion, an increase of 41% on a reported basis. On a constant currency basis, net sales in the quarter increased 44% over the third quarter of 2015, attributable primarily to $302 million related to the inclusion of the Branded Consumer Healthcare ("BCH") segment, 34% growth in the Rx segment and 8% growth in the CHC segment on a constant currency basis. New product sales were $114 million driven by $84 million from legacy Perrigo and a $31 million contribution from BCH. This increase was offset partially by $54 million in discontinued products. Net sales were impacted by $22 million of unfavorable foreign currency movements.

Excluding charges as outlined in Table I at the end of this release, third quarter calendar year 2015 adjusted net income increased 38% to $258 million or $1.76 per diluted share versus $1.40 for the same period last year.

Segment Results

Consumer Healthcare

Net sales were $675 million, an 8% increase on a constant currency basis, reflecting new product sales of $65 million and an increase in sales of existing products of $49 million (primarily in the gastrointestinal, infant formula and cough/cold categories). These increases were offset by discontinued products of $52 million, a decline of $27 million in existing products (primarily in animal health, diabetes and analgesics). Net sales were impacted by $14 million of unfavorable foreign currency movements.

Record adjusted gross profit margin of 36% increased 440 basis points compared to last year primarily due to product mix and manufacturing efficiencies.

Adjusted operating income of $139 million improved $45 million, or 48%, compared to the prior year due to higher gross profit contribution and relatively lower operating expenses compared to last year.

Branded Consumer Healthcare

Net sales of $302 million included new product sales of $31 million.

Third calendar quarter adjusted gross profit percent to sales was 56% and adjusted operating income was $44 million, or 15% of sales.

Rx Pharmaceuticals

Net sales of $260 million, an increase of 34% over the prior year, were driven by an increase in existing products of $47 million and new product sales of $18 million.

Adjusted operating income of $110 million improved $28 million, or 34%, compared to the prior year, even after making enhanced R&D investments on new product development and investments in the specialty pharmaceuticals sales force.

Specialty Sciences

The Company recognized $85 million of royalty revenue related to Biogen Inc.'s global sales of its Multiple Sclerosis drug Tysabri®. Net sales included $6 million in unfavorable foreign currency movements.

Actions to Deliver Shareholder Value Far Superior to Mylan Offer, Including a $2 billion Share Repurchase Plan

The Company today separately announced actions to drive substantial profit growth in calendar year 2016 and beyond. Please refer to the press release titled "Perrigo Taking Actions To Deliver Shareholder Value Far Superior to Mylan Offer" in the investor relations sections on www.perrigo.com for further information on calendar year 2016 guidance metrics and the benefits from the Share Repurchase Plan.

Non-GAAP guidance for calendar 2015 excludes among other items listed on Table I, restructuring, and unusual litigation charges, as well as with costs associated with an unsolicited offer to acquire the Perrigo Company plc by Mylan N.V. ("Mylan") and costs associated with the initiatives announced today in a separate press release. At this time, a reconciliation to GAAP for these measures for calendar 2015 is impracticable to provide given the uncertainty and potential variability of these items. The unavailable reconciling items could significantly impact the Company's financial results.

A conference call will begin at 8:00 a.m. (ET) live via webcast to interested parties in the investor relations section of the Perrigo website at http://perrigo.investorroom.com/events-webcasts or by phone at 877-248-9413, International 973-582-2737, and reference ID #54344799. A taped replay of the call will be available beginning at approximately 4:00 p.m. (ET) on October 22, 2015 until midnight on November 6, 2015. To listen to the replay, dial 855-859-2056, International 404-537-3406, and use access code 54344799.

Perrigo Company plc, a top five global over-the-counter (OTC) consumer goods and pharmaceutical company, offers patients and customers high quality products at affordable prices. From its beginnings in 1887 as a packager of generic home remedies, Perrigo, headquartered in Ireland, has grown to become the world's largest manufacturer of OTC products and supplier of infant formulas for the store brand market. The Company is also a leading provider of generic extended topical prescription products and receives royalties from Multiple Sclerosis drug Tysabri®. Perrigo provides "Quality Affordable Healthcare Products®" across a wide variety of product categories and geographies primarily in North America, Europe, and Australia, as well as other markets, including Israel and China.

A copy of this announcement will be available on Perrigo's website at www.perrigo.com.

Certain statements in this press release are forward-looking statements. These statements relate to future events or the Company’s future financial performance and involve known and unknown risks, uncertainties and other factors that may cause the actual results, levels of activity, performance or achievements of the Company or its industry to be materially different from those expressed or implied by any forward-looking statements. In some cases, forward-looking statements can be identified by terminology such as “may,” “will,” “could,” “would,” “should,” “expect,” “plan,” “anticipate,” “intend,” “believe,” “estimate,” “predict,” “potential” or other comparable terminology. The Company has based these forward-looking statements on its current expectations, assumptions, estimates and projections. While the Company believes these expectations, assumptions, estimates and projections are reasonable, such forward-looking statements are only predictions and involve known and unknown risks and uncertainties, including but not limited to, the successful integration of the Omega Pharma Invest NV business and future actions that may be taken by Mylan N.V. in furtherance of its unsolicited offer; the timing, amount and cost of share repurchases; and the ability to execute and achieve the desired benefits of announced initiatives. These and other important factors, including those discussed under “Risk Factors” in the Company’s Form 10-K for the year ended June 27, 2015, as well as the Company’s subsequent filings with the Securities and Exchange Commission, may cause actual results, performance or achievements to differ materially from those expressed or implied by these forward-looking statements. The forward-looking statements in this press release are made only as of the date hereof, and unless otherwise required by applicable securities laws, the Company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

This press release contains non-GAAP measures. The reconciliation of those measures to the most comparable GAAP measures is included at the end of this press release. A copy of this press release, including the reconciliations, is available on our website at www.perrigo.com.

The directors of Perrigo accept responsibility for the information contained in this announcement. To the best of the knowledge and belief of the directors of Perrigo (who have taken all reasonable care to ensure such is the case), the information contained in this announcement is in accordance with the facts and does not omit anything likely to affect the import of such information.

Additional Information and Where to Find it

This press release does not constitute an offer to buy or solicitation of an offer to sell any securities. In response to the exchange offer commenced by Mylan N.V., Perrigo has filed a solicitation/recommendation statement on Schedule 14D-9 with the Securities and Exchange Commission (“SEC”). Security holders are urged to read the solicitation/

recommendation statement and other relevant materials if and when they become available because they will contain important information. The solicitation/recommendation statement and other SEC filings made by Perrigo may be obtained (when available) without charge at the SEC’s website at www.sec.gov and at the investor relations section of the Perrigo website at perrigo.investorroom.com. Shareholders may also obtain copies of the information by contacting Mackenzie Partners, Inc. at 212-929-5500 or 800-322-2885 Toll-Free in North America or by email at PRGO@mackenziepartners.com.

Sources of Information and Bases of Calculation

The relevant bases of calculation and sources of information are set out below and provided in the order in which the information appears in the announcement. Where such information is repeated in the announcement the underlying sources and bases are not repeated.

The Perrigo forecasts and goals included in this announcement are derived from Perrigo’s quarterly forecast and documents produced to support the forecasting process.   Each quarter Perrigo completes an updated forecast based on current information available.

The information for product categories and new product sales forecasts and goals in this announcement are consistent with the forecast for the year presented.   The new product launch sales information included in the forecast is risk-adjusted to reflect Perrigo’s assessment of the individual probability of launch of products in development and, when applicable, timing of regulatory approval. Perrigo estimates market share penetration and pricing relative to the national brand based on historical or similar product category experience.  The basis for the unit volumes of Rx Pharmaceuticals and Rx to OTC switches are derived from current brand sales based on readily available public information.

            Overhead and material costs are derived from current spending patterns with specific capital and manufacturing expansions based on requirements generated from product sales forecast information.  Perrigo estimates manufacturing cost and purchasing efficiencies as well as administrative expenditures based on the principle of achieving operating leverage. R&D forecasts are based on management’s best estimate of specific product launch timing and investment requirements to achieve expected launch dates.

Information relative to interest expense and shares outstanding are based on the current capital structure at the time the forecast is made.

A person interested in 1% or more of any class of relevant securities of Perrigo or Mylan N.V. may have disclosure obligations under Rule 8.3 of the Irish Takeover Rules.

A disclosure table, giving details of the companies in whose "relevant securities" "dealings" should be disclosed can be found on the Irish Takeover Panel's website at www.irishtakeoverpanel.ie. "Interests in securities" arise, in summary, when a person has long economic exposure, whether conditional or absolute, to changes in the price of securities. In particular, a person will be treated as having an "interest" by virtue of the ownership or control of securities, or by virtue of any option in respect of, or derivative referenced to, securities. Terms in quotation marks are defined in the Irish Takeover Rules, which can be found on the Irish Takeover Panel's website.

If you are in any doubt as to whether or not you are required to disclose a "dealing" under Rule 8, please consult the Irish Takeover Panel's website at www.irishtakeoverpanel.ie or contact the Irish Takeover Panel on telephone number +353 1 678 9020; fax number +353 1 678 9289.

The EPS guidance provided by Perrigo in this announcement for calendar year 2015 constitutes a profit forecast for the purposes of the Irish Takeover Rules. This profit forecast will be reported on by Perrigo's reporting accountants and financial advisors in accordance with Rule 28.3 of the Irish Takeover Rules at the relevant time. Other than the aforementioned guidance provided by Perrigo for calendar year 2015, nothing in this announcement is intended to be a profit forecast or asset valuation and no statement in this announcement, other than aforementioned profit forecast, should be interpreted to mean that the earnings per Perrigo share for the current or future financial periods will necessarily be greater than those for the relevant preceding financial period.

Arthur J. Shannon, Vice President, Investor Relations and Global Communications
(269) 686-1709
E-mail: ajshannon@perrigo.com

Bradley Joseph, Director, Investor Relations and Global Communications
(269) 686-3373
E-mail: bradley.joseph@perrigo.com

PERRIGO COMPANY PLC
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in millions, except per share amounts)
(unaudited)

	Three Months Ended
	September 26, 2015	September 27, 2014
Net sales	$1,344.7	$951.5
Cost of sales	795.9	629.7
Gross profit	548.8	321.8

Operating expenses
Distribution	24.9	14.4
Research and development	41.6	36.6
Selling	167.9	50.4
Administration	123.6	81.5
Restructuring	2.2	1.7
Total operating expenses	360.2	184.6

Operating income	188.6	137.2

Interest expense, net	43.4	25.9
Other expense, net	13.0	2.7
Income before income taxes	132.2	108.6
Income tax expense	19.6	12.3
Net income	$112.6	$96.3

Earnings per share
Basic earnings per share	$0.77	$0.72
Diluted earnings per share	$0.77	$0.72

Weighted-average shares outstanding
Basic	146.3	133.9
Diluted	146.9	134.4

Dividends declared per share	$0.125	$0.105

Table I
PERRIGO COMPANY PLC
RECONCILIATION OF NON-GAAP MEASURES
(in millions, except per share amounts)
(unaudited)

	Three Months Ended
Consolidated	September 26, 2015				September 27, 2014				% Change
	GAAP	Non-GAAP Adjustments		As Adjusted	GAAP	Non-GAAP Adjustments		As Adjusted	GAAP	As Adjusted
Net sales	$1,344.7	$—		$1,344.7	$951.5	$—		$951.5	41%	41%
Cost of sales	795.9	110.2	(a)	685.7	629.7	100.5	(a)	529.2	26%	30%
Gross profit	548.8	110.2		659.0	321.8	100.5		422.3	71%	56%

Operating expenses
Distribution	24.9	—		24.9	14.4	—		14.4	73%	73%
Research and development	41.6	0.1	(a)	41.5	36.6	—		36.6	14%	13%
Selling	167.9	37.5	(a)	130.4	50.4	5.6	(a)	44.8	233%	191%
Administration	123.6	20.6	(a,c,d)	103.0	81.5	2.3	(a,b)	79.2	52%	30%
Restructuring	2.2	2.2	(e)	—	1.7	1.7	(e)	—	25%	NM
Total operating expenses	360.2	60.4		299.8	184.6	9.6		175.0	95%	71%

Operating income	188.6	170.6		359.2	137.2	110.1		247.3	37%	45%
Interest expense, net	43.4	—		43.4	25.9	—		25.9	68%	68%
Other expense, net	13.0	8.8	(f,g)	4.2	2.7	1.9	(h)	0.8	NM	NM
Income before income taxes	132.2	179.4		311.6	108.6	112.0		220.6	22%	41%
Income tax expense	19.6	33.7	(i)	53.3	12.3	20.8	(i)	33.1	58%	61%
Net income	$112.6	$145.7		$258.3	$96.3	$91.2		$187.5	17%	38%

Diluted earnings per share	$0.77			$1.76	$0.72			$1.40	7%	26%

Diluted weighted average shares outstanding	146.9			146.9	134.4			134.4	9%	9%

Selected ratios as a percentage of net sales (1)
Gross profit	40.8%			49.0%	33.8%			44.4%
Operating expenses	26.8%			22.3%	19.4%			18.4%
Operating income	14.0%			26.7%	14.4%			26.0%

Third Calendar Quarter Tickmark Legend
Tickmark	Description

(1)	Ratios calculated using exact numbers

NM	Calculations not meaningful

(a)	Acquisition-related amortization expense

(b)	Acquisition and integration-related charges of $1.1 million

(c)	Acquisition and integration-related charges of $4.1 million

(d)	Mylan defense-related fees of $15.6 million

(e)	Restructuring and integration-related charges

(f)	Equity method investment losses totaling $4.2 million

(g)	Losses related to the euro-denominated purchase price of the GSK product portfolio acquisition totaling $4.8 million

(h)	Equity method investment losses totaling $3.1 million partially offset by a $1.2 million investment distribution

(i)	Tax effect of non-GAAP adjustments

Table II
PERRIGO COMPANY PLC
REPORTABLE SEGMENTS
RECONCILIATION OF NON-GAAP MEASURES
(in millions)
(unaudited)

	Three Months Ended
Consumer Healthcare	September 26, 2015				September 27, 2014				% Change
	GAAP	Non-GAAP Adjustments		As Adjusted	GAAP	Non-GAAP Adjustments		As Adjusted	GAAP	As Adjusted
Net sales	$675.2	$—		$675.2	$640.3	$—		$640.3	5%	5%
Cost of sales	444.2	13.8	(a)	430.4	447.3	10.6	(a)	436.7	-1%	-1%
Gross profit	231.0	13.8		244.8	193.0	10.6		203.6	20%	20%
Operating expenses	113.7	7.6	(a,b)	106.1	118.2	8.2	(a,b)	110.0	-4%	-4%
Operating income	$117.3	$21.4		$138.7	$74.8	$18.8		$93.6	57%	48%

Selected ratios as a percentage of net sales (1)
Gross profit	34.2%			36.2%	30.1%			31.8%
Operating expenses	16.8%			15.7%	18.5%			17.2%
Operating income	17.4%			20.5%	11.7%			14.6%

(1) Ratios calculated using exact numbers
(a) Acquisition-related amortization expense
(b) Restructuring charges and other integration-related expenses

Table II continued
PERRIGO COMPANY PLC
REPORTABLE SEGMENTS
RECONCILIATION OF NON-GAAP MEASURES
(in millions)
(unaudited)

	Three Months Ended
Branded Consumer Healthcare	September 26, 2015
	GAAP	Non-GAAP Adjustments		As Adjusted
Net sales	$302.2	$—		$302.2
Cost of sales	137.9	5.0	(a)	132.9
Gross profit	164.3	5.0		169.3
Operating expenses	159.9	34.8	(a,b)	125.1
Operating income	$4.4	$39.8		$44.2

Selected ratios as a percentage of net sales (1)
Gross profit	54.4%			56.0%
Operating expenses	52.9%			41.4%
Operating income	1.4%			14.6%

(1) Ratios calculated using exact numbers
(a) Acquisition-related amortization expense
(b) Acquisition and integration-related charges

Table II continued
PERRIGO COMPANY PLC
REPORTABLE SEGMENTS
RECONCILIATION OF NON-GAAP MEASURES
(in millions)
(unaudited)

	Three Months Ended
Rx Pharmaceuticals	September 26, 2015				September 27, 2014				% Change
	GAAP	Non-GAAP Adjustments		As Adjusted	GAAP	Non-GAAP Adjustments		As Adjusted	GAAP	As Adjusted
Net sales	$260.3	$—		$260.3	$194.5	$—		$194.5	34%	34%
Cost of sales	129.9	18.4	(a)	111.5	98.1	16.9	(a)	81.2	32%	37%
Gross profit	130.4	18.4		148.8	96.4	16.9		113.3	35%	31%
Operating expenses	39.4	0.2	(a)	39.2	31.7	0.2	(a)	31.5	24%	24%
Operating income	$91.0	$18.6		$109.6	$64.7	$17.1		$81.8	40%	34%

Selected ratios as a percentage of net sales (1)
Gross profit	50.1%			57.2%	49.6%			58.3%
Operating expenses	15.1%			15.1%	16.3%			16.2%
Operating income	34.9%			42.1%	33.3%			42.1%

(1) Ratios calculated using exact numbers
(a) Acquisition-related amortization expense

Table II continued
PERRIGO COMPANY PLC
REPORTABLE SEGMENTS
RECONCILIATION OF NON-GAAP MEASURES
(in millions)
(unaudited)

	Three Months Ended
Specialty Sciences	September 26, 2015				September 27, 2014				% Change
	GAAP	Non-GAAP Adjustments		As Adjusted	GAAP	Non-GAAP Adjustments		As Adjusted	GAAP	As Adjusted
Net sales	$84.5	$—		$84.5	$91.9	$—		$91.9	-8%	-8%
Cost of sales	72.5	72.5	(a)	—	72.5	72.5	(a)	—	—%	NM
Gross profit	12.0	72.5		84.5	19.4	72.5		91.9	-38%	-8%
Operating expenses	3.0	0.3	(a)	2.7	4.5	0.4	(a)	4.1	-33%	-35%
Operating income	$9.0	$72.8		$81.8	$14.9	$72.9		$87.8	-39%	-7%

Selected ratios as a percentage of net sales (1)
Gross profit	14.2%			100.0%	21.1%			100.0%
Operating expenses	3.5%			3.1%	4.9%			4.4%
Operating income	10.7%			96.9%	16.2%			95.6%

(1) Ratios calculated using exact numbers
NM - Calculations are not meaningful
(a) Acquisition-related amortization expense

Table II continued
PERRIGO COMPANY PLC
REPORTABLE SEGMENTS
RECONCILIATION OF NON-GAAP MEASURES
(in millions)
(unaudited)

	Three Months Ended
Other	September 26, 2015				September 27, 2014				% Change
	GAAP	Non-GAAP Adjustments		As Adjusted	GAAP	Non-GAAP Adjustments		As Adjusted	GAAP	As Adjusted
Net sales	$22.5	$—		$22.5	$24.8	$—		$24.8	-9%	-9%
Cost of sales	11.4	0.5	(a)	10.9	11.8	0.5	(a)	11.3	-4%	-4%
Gross profit	11.1	0.5		11.6	13.0	0.5		13.5	-14%	-14%
Operating expenses	4.9	—		4.9	5.9	—		5.9	-17%	-17%
Operating income	$6.2	$0.5		$6.7	$7.1	$0.5		$7.6	-12%	-12%

Selected ratios as a percentage of net sales (1)
Gross profit	49.5%			51.6%	52.3%			54.4%
Operating expenses	21.9%			21.9%	24.0%			24.0%
Operating income	27.5%			29.7%	28.3%			30.5%

(1) Ratios calculated using exact numbers
(a) Acquisition-related amortization expense

Table III
PERRIGO COMPANY PLC
ORGANIC NET SALES
RECONCILIATION OF NON-GAAP MEASURES
(in millions)
(unaudited)

	Three Months Ended
	September 26, 2015	September 27, 2014	% Change	$ Change
Net sales	$1,344.7	$951.5
Less: Acquisitions made in the past 12 months (1)	(316.9)	—
Organic net sales	1,027.8	951.5	8%	$76.3
Foreign exchange impact	19.0	—
Organic net sales on a constant currency basis	$1,046.8	$951.5	10%	$95.3

(1) Net sales from the acquisition of a product portfolio from Lumara Health, Inc. on October 31, 2014; the acquisition of Omega Pharma Invest N.V. on March 30, 2015; the acquisition of Gelcaps Exportadora de Mexico, S.A. de C.V.
on May 12, 2015; the acquisition of products from GlaxoSmithKline Consumer Healthcare on August 28, 2015; the acquisition of the ScarAway® brand on August 31, 2015; and the Naturwohl Pharma GmbH acquisition on September 15, 2015.

Table IV
PERRIGO COMPANY PLC
CONSUMER FACING BUSINESSES NET SALES
RECONCILIATION OF NON-GAAP MEASURES
(in millions)
(unaudited)

Three Months Ended
September 26, 2015
Consumer Healthcare net sales	$675.2
Branded Consumer Healthcare net sales	302.2
Total consumer facing business net sales	$977.4